SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported)	March 1, 2006
Strategic Hotel Capital, Inc.
(Exact Name of Registrant as Specified in its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
001-32223	33-1082757
(Commission File Number)	(I.R.S. Employer Identification No.)
77 West Wacker Drive, Suite 4600, Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)
(312) 658-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2006, SHC Washington, L.L.C., a wholly owned subsidiary of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotel Capital, Inc. (the “Company”), closed on its previously announced acquisition of the Four Seasons Hotel, Washington D.C. from Georgetown Plaza Associates LLC, an affiliate of the Louis Dreyfus Property Group, for a purchase price of $168.9 million (the “Acquisition”). The Acquisition was funded with proceeds raised through the Company’s public offering of common stock which closed on January 30, 2006 and February 9, 2006 and public offering of preferred stock which closed January 31, 2006.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 1, 2006

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTEL CAPITAL, INC.

March 1, 2006	By:	/s/ Monte J. Huber
Name:	Monte J. Huber
Title:	Vice President, Controller & Treasurer

2